Exhibit 4.16

No.:

Working Capital Loan Contract

Bank of Communications Co., Ltd.

No.:

Working Capital Loan Contract

Important Notice The borrower is requested to read the full text of this contract carefully, especially the provisions marked with ▲▲. Please ask the Lender to explain in time in case of any doubt.

In view of the Borrower’s application for working capital loan line of credit from the Lender, and in order to clarify the rights and obligations of both parties, the Borrower and the Lender hereby conclude this contract through negotiation.

Article 1 Definition

“Line of credit” refers to the maximum amount of loan balance (under revolving line of credit) or total loan (under lump-sum line of credit) that the Lender may issue to the Borrower according to the contract, and the line of credit can be revolving line of credit or lump-sum line of credit (only used once or can be used several times) according to the contract.

“Revolving line of credit” means that the Borrower can apply for using the line of credit several times as agreed in this contract to obtain the loan, but the loan balance cannot exceed the agreed line of credit.

“Lump-sum line of credit” means that the Borrower can apply for using the line of credit at one time or several times as agreed in this contract to obtain the loan, but the total amount of loans withdrawn cumulatively cannot exceed the agreed line of credit.

“Loan balance” refers to the sum of the loan principal amount obtained by the Borrower under this contract and not yet paid off.

“Line of credit balance” refers to the amount after deducting the loan balance (under the revolving line of credit) or the total loan (under the lump-sum line of credit) from the line of credit.

“Credit period” refers to the period during which the Lender grants the loan to the Borrower according to the Borrower’s application and the agreement in this contract, and which belongs to the loan occurrence period rather than the loan term.

“Loan term” refers to the term of each loan determined by both parties in the corresponding Application for Use of Loan Line of Credit of Bank of Communications (hereinafter referred to as “Application for Use of Line of Credit”).

“Loan prime rate (LPR)” refers to the loan prime rate released by the National Interbank Funding Center on the 20th day of each month (postponed in case of holidays).

“Bank working day” and “working day” refer to the opening day of the bank’s corporate business in the place where the Lender is located, excluding legal holidays and rest days (except for business due to holiday adjustment). If the loan date, repayment date, interest payment date, maturity date and other obligation fulfillment dates meet non-bank working day, it shall be postponed to the next bank working day accordingly.

“Related parties” refer to the authorized handler, agent, legal representative, person in charge, controlling shareholder or actual controller, beneficial owner and other related parties directly or indirectly of the Borrower.

“Business related parties” refer to all parties to the transaction under the basic transaction contract, other related entities other than the parties to the transaction, as well as the parties to the transaction, authorized handlers, agents, legal representatives, persons in charge, controlling shareholders or actual controllers, beneficial owners and other parties.

Related parties, related party transactions, individual major investors and other words have the same meanings as those in Accounting Standards for Business Enterprises No.36 - Related Party Disclosure (CAI KUAI No.3 [2006]) and subsequent amendments to the standards.

Article 2 Use of Line of Credit

2.1 The Borrower should apply to the Lender at least 5 banking days in advance when it needs to use the line of credit. When applying, the Borrower should fill in the Application for Use of Line of Credit, which can only be used after being examined and approved by the Lender.

▲▲ 2.2 Every use of the line of credit is subject to all the following conditions:

(1) The loan balance (under the revolving line of credit) or the total loan (under the lump-sum line of credit) does not exceed the line of credit;

(2) The applied loan amount does not exceed the balance of the line of credit;

(3) The application date and loan date are within the credit period;

(4) The loan term and maturity date of the loan are in line with this contract;

(5) The guarantee contract under this contract (if any) has come into force and continues to be valid. If the guarantee contract is a mortgage contract and/or pledge contract, the real rights granted by way of security have been established and continue to be valid;

(6) The Borrower has completed the government permission, approval, registration and other procedures that must be handled by law when applying for the loan, and the permission, approval or registration continues to be valid;

(7) After the contract comes into effect, the Borrower’s operating and financial conditions have no significant adverse changes;

(8) The application of the Borrower meets the requirements of relevant rules and regulations of the Lender;

(9) The Borrower has not violated the contract;

(10) The payment method of the loan is in accordance with this contract. If the Lender is entrusted to pay, the Lender agrees to pay;

(11) In case of drawing foreign currency loans, the Borrower has provided proof documents that the loans comply with relevant foreign exchange management policies, including but not limited to valid foreign exchange purpose certificates or registration documents;

(12) The Borrower has designated a special fund withdrawal account and signed an account management agreement as required by the Lender.

▲▲2.3 If the Lender agrees to grant the loan, the final loan information shall be subject to the contents of the bank print column of the Application for Use of Line of Credit. The Application for Use of Line of Credit is also used as the Loan Voucher.

▲▲2.4 If the currency of the Application for Use of Line of Credit is inconsistent with the currency of the line of credit, only for the purpose of determining the line of credit balance, it shall be converted according to the exchange rate published by Bank of Communications Co., Ltd. at the beginning of each day; if there is no directly applicable exchange rate, it shall be converted by Bank of Communications Co., Ltd. according to the exchange rate determined in a reasonable way.

▲▲2.5 After the Borrower becomes the shareholder of the guarantor or the “actual controller” as defined in the Company Law, the Lender has the right to suspend or cancel the unused loan line of credit of the Borrower before the guarantor provides the resolution on agreeing to provide guarantee for the Borrower by its shareholders’ meeting (General Meeting of Shareholders) accepted by the Lender.

Article 3 Interest Rate, Interest Calculation and Payment

3.1 Basic rules for determining the interest rate

3.1.1 The annual loan interest rate (simple interest) under this contract is based on the loan prime rate (LPR) as the pricing benchmark, calculated according to the loan prime rate (LPR) plus (minus) points (1 basis point is 0.01 percent, 1 percentage point is 100 basis points), and the interest rate shall be agreed by both parties in the Application for Use of Line of Credit after negotiation every time the Borrower uses its line of credit.

If both parties agree to apply the fixed interest rate in the Application for Use of Line of Credit, and the specific value is recorded in the fixed interest rate value field, the specific interest rate of each loan shall be subject to the value recorded in the fixed interest rate value field in the Application for Use of Line of Credit. The specific value will be determined based on the specific value of the loan prime rate (LPR) applicable to the applicable date of the pricing benchmark agreed in the Application for Use of Line of Credit (hereinafter referred to as “LPR value”) and according to the value of plus (minus) points agreed in the Application for Use of Line of Credit. If the specific value is not recorded in the fixed interest rate value field, the specific interest rate of each loan will be determined based on the LPR value applicable to the applicable date of the pricing benchmark agreed in the Application for Use of Line of Credit and according to the plus (minus) point value agreed in the Application for Use of Line of Credit.

If both parties agree to apply the floating interest rate in the Application for Use of Line of Credit, the specific interest rate of each loan will be determined based on the LPR value applicable to the applicable date of the pricing benchmark agreed in the Application for Use of Line of Credit, the value of the plus (minus) points, the interest rate fluctuation rules, the interest rate fluctuation period, the unit of interest rate fluctuation period and the floating start date of a specific date (if necessary) agreed in the Application for Use of Line of Credit.

3.1.2 If the currency is RMB, the daily interest rate = interest rate/30, and the monthly interest rate = annual interest rate/12; If the currency is Hong Kong dollars, British pounds and Australian dollars, the daily interest rate = annual interest rate/365; If the currency is USD, Euro, Japanese yen and other foreign currencies accepted by the Lender, the daily interest rate = annual interest rate/360.

▲▲3.2 Loan interest rate

The loan interest rate for each loan is determined based on the applicable LPR value of the “applicable date of the pricing benchmark” agreed in the corresponding Application for Use of Line of Credit, and according to the plus (minus) point value agreed in the Application for Use of Line of Credit. Take the “applicable date of the pricing benchmark” as the T-day, and the applicable LPR value on T-day is the last published loan prime rate (LPR) value before T-day.

3.3 Adjustment of the interest rate

3.3.1 If a fixed interest rate is recorded in the Application for Use of Line of Credit, the recorded interest rate will be implemented for the loan within the loan term.

▲▲3.3.2 If a floating interest rate is recorded in the Application for Use of Line of Credit, the loan interest rate adjustment date shall be determined according to the interest rate fluctuation rules, interest rate fluctuation period, unit of interest rate fluctuation period and floating start date of specific date (if necessary) agreed in the Application for Use of Line of Credit, and the adjusted interest rate shall apply from the loan interest rate adjustment date.

3.3.2.1 If the loan prime rate (LPR) of the loan market is adjusted during the loan period, the period of adjustment of the loan interest rate will be calculated from the “loan entry date” or the “floating start date of the specific date” according to the “floating by loan entry date” or “floating on specific starting date” selected in “interest rate fluctuation rules”. The blank column of interest rate floating cycle shall be filled with the number of interest rate floating cycles, and the unit of interest rate floating cycle can be selected as daily or monthly. If “1” is filled in the number of interest rate floating cycles and “daily” is selected as the floating cycle unit, the adjustment date of loan prime rate (LPR) will be taken as the adjustment date of loan interest rate; If “3” is filled in the number of interest rate floating cycles and “daily” is selected as the floating cycle unit, the loan interest rate adjustment date will be the date every 3 days from the “loan entry date” or “floating start date of specific date”; If “1” is filled in the number of interest rate floating cycles and “monthly” is selected as the floating cycle unit, the loan interest rate adjustment date will be the date of every month from the “loan entry date” or “floating start date of specific date”; If “3” is filled in the number of interest rate floating cycles and “monthly” is selected as the floating cycle unit, the loan interest rate adjustment date will be every 3 months from the “loan entry date” or “floating start date of specific date”, and so on.

3.3.2.2 The loan interest rate on the loan interest rate adjustment date is determined on the basis of the applicable LPR value on the loan interest rate adjustment date, and the value of interest rate plus (minus) points remains unchanged (except for the value of plus (minus) points adjusted by both parties through consultation). Take the “loan interest rate adjustment date” as the T-day, and the applicable LPR value on the T-day is the last published loan prime rate (LPR) value before T-day.

▲▲3.3.3 If the loan prime rate (LPR) is canceled or the corresponding publishing institution stops publishing according to the regulatory requirements, both parties shall negotiate and adjust the loan interest rate separately, but the adjusted interest rate shall not be lower than the applicable interest rate at that time; If the two parties still fail to reach an agreement on the adjusted interest rate after more than one month from the date when the loan prime rate (LPR) is canceled or stopped publishing, the Lender has the right to declare the loan to expire in advance.

▲▲3.3.4 Both parties can adjust the value of the plus (minus) points of the corresponding loan interest rate after consensus on each loan interest rate adjustment date.

3.4 If the loan currency is RMB, the penalty interest rate of overdue loans will be increased by 50% according to the interest rate agreed in this contract, and the penalty interest rate of misappropriated loans will be increased by 100% according to the interest rate agreed in this contract. In case of adjustment of loan prime rate (LPR) for floating rate loans, the Lender has the right to adjust the applicable penalty interest rate for each loan accordingly, and apply the new penalty interest rate from the adjustment date of loan interest rate agreed in the corresponding Application for Use of Line of Credit.

3.5 Calculation of interest

3.5.1 Normal interest = interest rate agreed in this contract × loan amount × occupied days.

The occupied days are calculated from the loan date (inclusive) to the expiration date (exclusive), which will be postponed when the expiration date is not a working day. The postponed period will be counted as occupied days, and the interest will still be calculated according to the contract.

3.5.2 The penalty interest for overdue loans and misappropriated loans is calculated according to the overdue or misappropriated amount and actual days (from the overdue or misappropriated date (inclusive) to the date of repayment of principal and interest (exclusive)).

3.5.3 If the calculated interest/penalty interest has a large number of decimal places, the Lender will keep two decimal places by rounding.

▲▲3.6 If the Borrower repays the loan in advance or the Lender withdraws the loan in advance according to this contract, the corresponding interest rate grade will not be adjusted, and the interest rate agreed in this contract will still be applied.

3.7 If the loan currency is foreign currency, the determination of interest rate, adjustment of interest rate, penalty interest rate for overdue and misappropriated loans shall be subject to the agreement in Article 17 of this contract.

Article 4 Payment of Loan

4.1 If the loan account designated by the Borrower is a special loan issuance account opened at the Lender, the issuance and payment of the loan shall be handled through this account. This account is only used for the issuance of loan funds and external payment, only for the sale of “Application for Settlement Business” vouchers; It cannot be used for handling checks, bills of exchange, bank acceptance bills and other businesses, and cannot be used for other settlements. When the Borrower pays for the loan fund allocation independently, it must be handled at the counter of the account opening outlet. The deposit interest of this account is included in the Borrower’s repayment account.

4.2 When the Borrower withdraws the loan according to this contract, it should specify the payment method (the Lender’s entrusted payment or the Borrower’s independent payment), and only one payment method can be used for each withdrawal.

4.3 The Lender’s entrusted payment means that the Lender directly pays the loan funds to the Borrower’s counterparty that meets the purpose agreed in this contract through the Borrower’s account after issuing the loan according to the Borrower’s entrusted payment power of attorney.

If the single payment amount exceeds the independent payment line of credit or meets one of the conditions agreed in Article 19.3, the entrusted loan payment method shall be adopted.

In case of the Lender’s entrusted payment, the Borrower shall submit to the Lender the Application for Use of Line of Credit, the corresponding entrusted payment power of attorney and other information required by the Lender (including but not limited to business contracts, invoices, receipt documents and other transaction information), and specify the amount of the loan to withdraw and the object and amount of payment, and the amount of the loan to withdraw should be equal to the total amount to be paid.

▲▲If the payment to be made by the Borrower does not conform to this contract or the corresponding commercial contract or has other defects, the Lender has the right to refuse the payment and return the entrusted payment power of attorney submitted by the Borrower.

▲▲If the Lender agrees to pay, and if it can’t be paid or it is refunded due to the wrong information provided by the Borrower, the Borrower must resubmit the relevant documents and materials containing the correct information within the time line of credit specified by the Lender, and the Lender will not be responsible for the delay or unsuccessful payment.

4.4 The Borrower’s independent payment means that after the Lender grants the loan funds to the Borrower’s account according to the agreement in this contract, the Borrower pays the loan funds to the Borrower’s counterparty that meets the purpose agreed in this contract.

If the Borrower’s independent payment is adopted, the Borrower shall submit to the Lender the Application for Use of Line of Credit, instructions on the use of funds and other materials required by the Lender. The Borrower shall summarize and report the payment of loan funds to the Lender on time. The Lender has the right to check whether the payment of loan funds meets the agreed purpose by means of account analysis, voucher inspection, on-site investigation, etc. The Borrower shall cooperate with the Lender’s verification.

Article 5 Repayment of Loan

5.1 The Borrower shall repay the loan according to the repayment date and amount recorded in the corresponding Application for Use of Line of Credit.

▲▲5.2 Without the written consent of the Lender, the Borrower cannot repay the loan in advance.

▲▲5.3 The repayment arrangement of the principal and interest agreed by the Borrower and the Lender in the Application for Use of Line of Credit is the real intention reached by both parties on a voluntary basis after consultation. Under the repayment arrangement chosen by both parties, whether the principal is repaid before the interest does not affect the Borrower’s repayment responsibility for the interest payable, and the Borrower shall not argue against the repayment of the interest payable. Under any repayment arrangement, the Borrower shall bear the repayment responsibility for all the principal and interest payable.

▲▲5.4 When the repayment of the Borrower (including the repayment voluntarily repaid by the Borrower and deducted by the Lender according to this contract) cannot fully pay off all the debts of the Borrower:

(1) It should be used to pay off the overdue expenses first. If the principal and interest are overdue for less than 90 days, the balance after offsetting the expenses shall be used to offset the overdue interest or penalty interest and compound interest, and then used to offset the overdue principal; If the principal or interest is overdue for more than 90 days, the balance after offsetting the expenses shall be used to offset the overdue principal first, and then used to offset the overdue interest or penalty interest and compound interest;

(2) If the Borrower has multiple debts (including the debts of the Borrower to the Lender under other contracts), the Lender has the right to decide the repayment and offset order of each debt of the Borrower by itself, as long as the offset order does not violate the mandatory provisions of laws, regulations, rules and regulations as well as relevant regulatory requirements applicable to the Lender. The Lender shall inform the Borrower of the result of debt repayment. Unless otherwise agreed by both parties to this article.

Article 6 Statement and Guarantee of the Borrower

6.1 The Borrower is legally established and legally exists; It has all necessary rights and capabilities, and it can perform the obligations of this contract in its own name and bear civil liabilities.

6.2 Signing and performing this contract is the true intention of the Borrower after all necessary consent, approval and authorization, and there is no any legal flaw.

6.3 The Borrower’s production and operation are legal and compliant, with the ability of going concern, legal sources of repayment, no major environmental and social risks and no major bad credit record. The senior management of the Borrower has no bad record.

6.4 All documents, statements, data and information provided by the Borrower to the Lender during the signing and performance of this contract are true, accurate, complete and effective. No information that may affect its financial status and repayment ability has been concealed from the Lender, and the financial status of the Borrower has no significant adverse changes since the reporting date of the latest financial statements.

▲▲6.5 The Borrower, its related parties and business related parties are not listed in the sanctions list issued by the United Nations and related countries, organizations and institutions, or the enterprises or individuals listed in the risk list related to terrorism and anti-money laundering issued by Chinese government departments or authorities; They are not located in countries and regions that are not sanctioned by the United Nations and related countries, organizations and institutions.

▲▲6.6 The Borrower promises to abide by the national anti-money laundering laws, regulations and relevant policies, not to engage in illegal activities such as assisting others in money laundering, terrorist financing, tax evasion, evasion of bank debts, cash extraction, telecom fraud, illegal fund-raising, etc., actively cooperate with the Lender to carry out various anti-money laundering work such as customer identification, transaction record keeping, due diligence on customer identity and transaction background, large and suspicious transaction reports, etc., and provide relevant certification materials as required by the Lender.

Article 7 Rights and Obligations of the Lender

7.1 The Lender has the right to recover the loan principal and interest (including compound interest, penalty interest for overdue loans and misappropriation of loans, etc.) according to this contract, collect the fees payable by the Borrower, decide to recover the loan in advance according to the Borrower’s fund withdrawal, and exercise other rights stipulated by law or this contract.

▲▲7.2 During the performance of this contract, the Lender only conducts formal review on the information provided by the Borrower. If the materials provided by the Borrower are untrue, inaccurate or incomplete, or the Borrower violates the agreement of this contract to make payment, resulting in the Lender’s failure to complete the entrusted payment in time, the Lender will not be liable.

▲▲7.3 The Lender shall issue the loan and handle the payment according to this contract. If the Lender fails to issue the loan or make payment on time due to any of the following reasons, the Lender will not be liable, but it will inform the Borrower in time: The loan account designated by the Borrower is frozen, the payment object account is frozen, force majeure, communication or network failure, system failure of the Lender, etc. Unless otherwise agreed in this contract.

Article 8 Obligations of the Borrower

8.1 The Borrower shall repay the loan principal under this contract and pay the interest according to the time, amount, currency and interest rate recorded in this contract and the corresponding Application for Use of Line of Credit.

The fund withdrawal account designated by the Borrower is used to collect the corresponding sales revenue or planned repayment funds. If the corresponding sales revenue is settled in a non-cash manner, the Borrower shall ensure that the money is promptly transferred to the fund withdrawal account after being received. The Borrower shall provide the capital inflow and outflow of the capital withdrawal account as required by the Lender.

8.2 The Borrower shall use the line of credit according to the purpose agreed in this contract, and use the loan according to the purpose determined in the corresponding Application for Use of Line of Credit, and shall not use the loan for other purposes, or use the loan for fixed assets investment, equity investment, fields and purposes prohibited by the state from production and operation.

The Borrower shall use the loan funds as agreed, and shall not avoid the Lender’s entrusted payment by breaking up the whole into parts; If the Borrower’s independent payment is adopted, the Borrower shall use the loan within a reasonable time according to the requirements of the Lender’s supervisory authority, and the payment of loan funds shall comply with this contract.

▲▲8.3 The Borrower shall bear the settlement fees (if any) for the loan fund payment (including the Lender’s entrusted payment and the Borrower’s independent payment), and the specific fees shall be implemented according to laws, regulations, rules, regulatory requirements and the Service Charges List of the Bank of Communications effective at that time published by the Lender.

If the loan account is a special loan issuing account, when the loan funds are paid (including the Lender’s entrusted payment and the Borrower’s independent payment), if the collection account does not belong to the account opened in the Bank of Communications, the payment of the funds may be handled through the payment system of the People’s Bank of China or the local exchange system.

If the loan account is not a special loan issuing account, when the loan funds are paid (including the Lender’s entrusted payment and the Borrower’s independent payment), if the collection account is an account of another bank in different places, all the payment of funds will be handled through the payment system of the People’s Bank of China.

▲▲8.4 The Borrower shall cooperate with the Lender to handle the loan payment and supervise and inspect the loan usage as well as the Borrower’s operation; It shall timely provide the financial statements, loan fund usage records and materials, related party and related party transaction information, environmental and social risk reports, other materials and information required by the Lender for post-loan risk management, and ensure that the documents, materials and information provided are true, complete and accurate.

▲▲8.5 In case of any of the following events, the Borrower shall notify the Lender in writing at least 30 days in advance, and shall not take any action before paying off all the loan principal and interest under this contract or providing the repayment scheme and guarantee approved by the Lender:

(1) The Borrower disposes of all or most assets or important assets by selling, donating, leasing, lending, transfer, mortgage, pledge or otherwise;

(2) Significant changes have taken place in the Borrower’s management system or property right organization form, including but not limited to the implementation of contract, lease, joint venture, company system reform, joint-stock cooperation system reform, enterprise sale, merger (acquisition), joint venture (cooperation), division, establishment of subsidiaries, equity transfer, property right transfer, capital reduction, etc.

(3) The Borrower’s foreign equity or increased debt financing exceeds the agreed line of credit.

▲▲8.6 The Borrower shall notify the Lender in writing within 7 days from the date when the following events happen or may happen:

(1) The Borrower or its related party modifies the articles of association, changes the business registration items such as enterprise name, legal representative (person in charge), residence, postal address or business scope, or makes decisions that have a significant impact on finance and personnel;

(2) The Borrower, its related party or guarantor intends to apply for bankruptcy or may have been or has been applied for bankruptcy by creditors;

(3) The Borrower or its related party is involved in major litigation, arbitration and administrative measures, or property preservation or other compulsory measures have been taken for its main assets or collateral under this contract, or the safety and integrity of its main assets or collateral under this contract has been or may be affected, or its value is reduced or may be reduced;

(4) The Borrower or its related party provides a guarantee for a third party, which has a significant adverse impact on its economic status, financial status or ability to perform its obligations under this contract;

(5) The Borrower or its related party signs a contract that has a significant impact on its operation and financial status;

(6) The Borrower pays off the unexpired debts in advance or gives priority to paying off other due debts, adds any form of guarantee such as pledge for other existing debts, or makes any arrangement or signs relevant documents with similar effect;

(7) The Borrower, its related party or guarantor suspends production, closes down, dissolves or suspends business for rectification, is revoked or its business license is revoked;

(8) The Borrower or its related party, the individual principal investor of the Borrower or its related party, the legal representative (person in charge), director or key management personnel of the Borrower or its related party is missing, involved in violations of laws and regulations or in violation of applicable exchange rules or has any abnormal changes;

(9) The Borrower or its related party has serious difficulties in operation, or its financial situation deteriorates, or other events that have a negative impact on the operation, financial situation, solvency or economic situation of the Borrower or its related parties occur;

(10) Related party transactions occur, and the monthly transaction amount reaches or exceeds 10% of the recently audited net assets;

(11) Before paying off all debts under this contract, the Borrower becomes or may become the shareholder or the “actual controller” as defined in the Company Law of the guarantor;

(12) The Borrower or its related party is exposed by the media because of its violation of laws, regulations, regulatory requirements, national policies or industry standards, etc.;

(13) The Borrower or its related party has any safety or environmental accident;

(14) The controlling or controlled relationship between the Borrower’s related party and the Borrower changes;

(15) The Borrower or its related party has any significant equity change;

(16) The audit opinion issued by the external auditor of the Borrower on its financial statements is not a standard unqualified opinion;

(17) The Borrower has been or may be investigated, punished or taken other similar measures by the competent authority for violating laws, regulations and/or regulatory requirements;

(18) The Borrower or its related party or business related party is included in the sanctions list issued by the United Nations and related countries, organizations and institutions, and the list of risks related to terrorism and anti-money laundering issued by Chinese government departments or authorities; Or the country and region where the Borrower or its related person or business related party is located is included in the list of countries and regions sanctioned by the United Nations and related countries, organizations and institutions;

(19) Other major adverse events that affect the solvency of the Borrower or its related party occur.

▲▲8.7 When the guarantee under this contract changes to the detriment of the Lender’s creditor’s rights, the Borrower shall provide other guarantees recognized by the Lender in a timely manner as required by the Lender.

The “change” mentioned in this paragraph includes but is not limited to: merger, division, suspension of production, suspension of business, dissolution, suspension of business for rectification, being revoked, revocation of business license, application or being applied for bankruptcy of the guarantor; Significant changes have taken place in the operation or financial status of the guarantor; The guarantor involves major litigation, arbitration, administrative measures, or property preservation or other compulsory measures have been taken for its main assets; The security and integrity of the collateral is or may be affected; The value of collateral is reduced or may be reduced, or compulsory measures such as property preservation such as seizure are taken; The guarantor or its legal representative (person in charge) or key management personnel is involved in violation of laws and regulations or the applicable exchange rules; If the guarantor is an individual, the guarantor is missing or dead (declared dead); The guarantor has breached the contract under the guarantee contract; Disputes between the guarantor and the Borrower occur; The guarantor asks to cancel the guarantee contract; The guarantee contract is ineffective, invalid or revoked; The real rights granted by way of security are not established or invalid; Or other events affecting the security of the Lender’s creditor’s rights occur, etc.

▲▲8.8 The Borrower promises that: from the date of signing this contract until all the loan principal and interest and related expenses under this contract are paid off, the financial indicators, external agency rating and production and operation qualifications/licenses of the Borrower always comply with the contract, and if the production and operation qualifications/licenses need to be examined annually, they should pass the annual examination on time.

8.9 The Borrower guarantees that the Borrower, the Borrower’s employees and agents will not provide, give, ask for or accept material benefits in any form other than those stipulated in this contract (including but not limited to cash, physical cards, travel, etc.) or other non-material benefits to the Lender or the Lender’s employees in any form; The Borrower, the Borrower’s employees and agents will not directly or indirectly use the funds or services provided by the Lender for activities related to corruption or bribery in any form; If the Borrower is aware of any violation of this article, it should provide clues and relevant information to the Lender in a timely, truthful, complete and accurate manner, and cooperate with relevant matters as required by the Lender.

▲▲ Article 9 Adjustment of the Line of Credit, Premature Expiration of Loan and Risk Repricing

9.1 Any of the following events shall be regarded as the “premature expiration event” of this contract:

(1) The Borrower fails to repay the loan principal or pay interest as agreed in any Application for Use of Line of Credit under this contract;

(2) The statements and guarantees made by the Borrower under this contract are untrue;

(3) Any of the notifiable matters listed in Article 8.6 actually happens, which affects or may affect the security of the Lender’s creditor’s rights;

(4) The change of laws, regulations and regulatory policies causes that the loan issuance by the Lender as agreed in this contract constitutes or may constitute violations of laws or regulations;

(5) When the Borrower performs other contracts with the Lender or contracts with a third party, there is a breach of contract or the debt may or has been announced to be due in advance;

(6) The Borrower violates other agreements in this contract.

9.2 When any “premature expiration event” occurs, the Lender has the right to take one, several or all of the following measures:

(1) Reduce, suspend or cancel the line of credit under this contract;

(2) Stop issuing loans that have not been drawn by the Borrower;

(3) Stop handle the payment that the Borrower has withdrawn but not yet used;

(4) Require the Borrower to negotiate with the Lender for supplementary loan issuance and payment conditions within a time limit;

(5) Require the Borrower to change the payment method as required by the Lender;

(6) Reprice the risk of loans as agreed in Article 9.3;

(7) Unilaterally declare that all the loan principal issued under the contract is due in advance and require the Borrower to immediately repay all the loan principal due and settle the interest.

9.3 According to the production and operation situation of the Borrower at the time of signing this contract, the interest rate agreed in this contract and its adjustment are determined by both parties through negotiation. The Borrower agrees that in the event of any “premature expiration event”, the Lender has the right to reprice the risk of the loan according to this article.

9.3.1 Risk repricing includes negotiated repricing and direct increase of the loan interest rate. The risk repricing method adopted in this contract is agreed by both parties in Article 21.

9.3.2 “Negotiated repricing” means that the Lender has the right to ask the Borrower to negotiate with the Lender to increase the loan interest rate within a time limit, and both parties determine the “repricing date” and the specific agreement on relevant interest rates by means of supplementary agreement.

9.3.3 “Direct increase of the loan interest rate” means that the Lender has the right to directly increase the loan interest rate according to this article and Article 21.

9.3.3.1 Since the “repricing date” notified by the Lender to the Borrower in writing, the increased loan interest rate will be applied to all loans that the borrower has not repaid as of the “repricing date”.

9.3.3.2 If the loan currency is RMB, on the basis of the applicable LPR value on the “repricing date”, the loan interest rate after each loan increase shall be determined according to the value of the plus (minus) points agreed in Article 21.

Take the “repricing date” as the T-day, and the applicable LPR value on T-day is the last published loan prime rate (LPR) value before T-day.

9.3.3.3 If the loan currency is foreign currency, the loan interest rate after the increase shall be determined according to Article 21.

9.3.4 After the Lender reprices the risk according to the aforementioned agreement, the new interest rate will be implemented from the “repricing date”. On the basis of this interest rate, it is still subject to the floating adjustment as agreed in Article 3 of this contract. If both parties agree to change the relevant agreement through consultation, the agreement after the change shall prevail. In case of loans overdue (including the Borrower’s failure to repay the loan on time or the Lender’s announcement of premature maturity) or misappropriation, the penalty interest rate for overdue and misappropriation will be determined on the basis of the new interest rate (including the interest rate after floating adjustment as agreed in this contract), and the interest rate for calculating compound interest will also be adjusted accordingly.

9.3.5 The implementation of “risk repricing” shall not be deemed or interpreted as the Lender waiving other rights stipulated by laws and regulations and agreed in this contract. The Lender has the right to take other creditor’s rights protection measures according to laws and regulations and the contract, including but not limited to the measures agreed in Article 9.2.

▲▲Article 10 Breach of Contract

10.1 If the Borrower fails to repay the loan principal in full and on time, pay interest or use the loan according to the purpose agreed in this contract, the Lender will charge interest according to the penalty interest rate of overdue loans or the penalty interest rate of misappropriated loans, and calculate compound interest on the unpaid interest payable. If the penalty interest rate is adjusted according to the contract, the interest rate for calculating compound interest will also be adjusted accordingly.

10.2 If the Borrower fails to repay the loan principal and pay the interest in full and on time, it shall bear the urging fees, litigation fees (or arbitration fees), preservation fees, announcement fees, execution fees, legal fees, travel expenses and other fees paid by the Lender to realize the creditor’s rights.

▲▲Article 11 Agreement on Deduction

11.1 When the Borrower authorizes and there is the loan principal, interest, penalty interest, compound interest or other fees due and payable, the Lender has the right to deduct the funds in any account opened by the Borrower in all branches of Bank of Communications Co., Ltd. for repayment.

11.2 After deduction, the Lender shall notify the Borrower of the account number, contract number, number of Application for Use of Line of Credit, deduction amount and remaining debt amount involved in deduction.

11.3 If the deduction proceeds are not enough to pay off all the debts of the Borrower, the debts to be paid off and offset shall be determined according to this contract.

11.4 If the currency of deduction proceeds is inconsistent with that of the debt to be offset, it shall be converted into the amount of the debt to be offset according to the exchange rate published by Bank of Communications Co., Ltd. at the time of deduction. If any foreign exchange settlement and sales or foreign exchange conversion procedures need to be handled, the Borrower has the obligation to assist the Lender in handling the formalities as required by the Lender, and the exchange rate risk shall be borne by the Borrower.

▲▲Article 12 Notice

12.1 The contact information (including postal address, telephone number, fax number, etc.) filled in by the Borrower in this contract is true and valid. In case of any change of the contact information, the Borrower shall immediately mail/send the change information in writing to the postal address filled in by the Lender in this contract. Such information change will take effect after the Lender receives the notice of change.

12.2 Unless otherwise expressly agreed in this contract, the Lender has the right to notice the Borrower in any of the following ways. The Lender has the right to choose the notice method it deems appropriate, and does not need to be responsible for transmission errors, omissions or delays in postal, fax, telephone or any other communication system. If the Lender chooses multiple notice methods at the same time, the one that arrives at the Borrower sooner shall prevail. For the same matter, if the Lender sends more than one notice to the Borrower with different contents, unless otherwise specified in the notice, the later notice shall prevail.

(1) For announcement, the date when the Lender issues an announcement on its website, online banking, telephone banking or business outlets shall be regarded as the date of delivery;

(2) For delivery by special person, the date of receipt by the Borrower shall be regarded as the date of delivery;

(3) For delivery by post (including express mail, ordinary mail and registered mail) to the latest known address of the Borrower, the 3rd day (in the same place)/5th day (in different places) after the date of mailing shall be regarded as the delivery date;

(4) For fax, mobile phone short message or other electronic communication methods to the latest known fax number of the Borrower, the mobile phone number or email address designated by the Borrower to the Lender, the date of sending is regarded as the date of delivery. The aforementioned delivery means that the relevant information enters the server terminal of the service provider without taking the actual display of the relevant information in the client terminal as the standard.

12.3 The Borrower agrees that unless the Lender receives a written notice from the Borrower about changing its postal address, the postal address filled in by the Borrower in this contract is the address where the court will serve judicial documents and other written documents to the Borrower. The applicable scope of the aforementioned service address includes, but is not limited to, civil litigation first instance, jurisdiction objection and reconsideration, second instance, retrial, remand for retrial and execution procedures, etc. If the Borrower responds to the lawsuit and directly submits the confirmation of the service address to the court, and if the confirmed address is inconsistent with the latest known postal address of the Lender, the court has the right to serve according to the address on the confirmation of the service address.

During the settlement of this contract dispute, the court may serve the judgment, ruling and conciliation statement to the Borrower in any of the following ways:

(1) For delivery by post (including express mail, ordinary mail and registered mail), the date of receipt by the Borrower shall be regarded as the date of delivery;

(2) For delivery by special person, the date on which the Borrower signs on the delivery receipt shall be regarded as the date of delivery.

If the court uses delivery by post (including express mail, ordinary mail and registered mail), and if the Borrower fails to sign on the service receipt, or the postal address filled in by the Borrower is inaccurate or actually changed, but the Lender does not receive the written notice from the Borrower about the change of postal address, which leads to the rejection of the judgment, ruling and conciliation statement, the date when the statement is returned shall be regarded as the date of delivery.

If the court uses delivery by special person, and if the Borrower fails to sign on the service receipt, the date on which the server records the situation on the service receipt on the spot shall be regarded as the date of delivery.

Except for the judgment, ruling and conciliation statement, the court has the right to make any notice to the Borrower by any means of communication agreed in Article 12.2. The court has the right to choose the communication method it deems appropriate, and does not need to be responsible for transmission errors, omissions or delays in postal, fax, telephone, telex or any other communication system. If the court chooses multiple modes of communication at the same time, the one that arrives at the Borrower sooner shall prevail.

12.4 The agreement in this article belongs to the independent dispute settlement clause in the contract. The invalidity, cancellation or termination of this contract will not affect the validity of this clause.

▲▲Article 13 Information Disclosure and Confidentiality

13.1 For the undisclosed information and materials of the Borrower obtained and known during the signing and performance of this contract, the use of relevant information and materials by the Lender (including but not limited to collection, storage, use, processing, transmission, provision, disclosure, etc.) shall not violate laws, regulations and regulatory requirements; The Lender shall bear the responsibility of confidentiality according to law, and shall not disclose such information and materials to a third party, except for the following situations:

(1) The disclosure is required by applicable laws and regulations;

(2) The disclosure is required by judicial departments or regulatory agencies according to law;

(3) When the Borrower fails to repay the loan principal and/or pay interest in full and on time, the Lender needs to disclose to the Lender’s external professional consultant and allow the Lender’s external professional consultant to use it on the basis of confidentiality in order to realize the claims under this contract;

(4) Other acts are reasonably carried out to safeguard public interests or legitimate rights and interests of the Borrower;

(5) The Borrower agrees or authorizes the Lender to make disclosure.

13.2 The Borrower confirms to have signed the Power of Attorney for Credit Information Inquiry and Provision. The Lender inquires, uses and saves the credit information of the Borrower within the scope specified in the Power of Attorney.

13.3 In addition to the situations specified in Articles 13.1 and 13.2 of this contract, the Borrower further agrees that Bank of Communications Co., Ltd. can use or disclose the Borrower’s information and materials in the following situations, including but not limited to the Borrower’s basic information, credit transaction information, bad information and other related information and materials, and is willing to bear all the consequences arising therefrom:

To disclose and allow business outsourcing institutions, third-party service providers, other financial institutions and other institutions or individuals deemed necessary by the Lender, including but not limited to other branches of Bank of Communications Co., Ltd., or wholly or partially owned subsidiaries of Bank of Communications Co., Ltd., to use such information and materials on a confidential basis for the following purposes: ① To carry out or be related to bank credit business, such as promoting the credit business of Bank of Communications Co., Ltd., collecting the Borrower’s arrears, transferring the creditor’s rights of bank credit business, etc.; ② To provide or may provide new products or services or further services for the Lender to the Borrower.

Whether Article 13.3 is applicable or not shall be subject to the agreement of both parties in Article 24 of this contract.

Article 14 Applicable Law and Dispute Resolution

This contract shall be governed by the laws of the People’s Republic of China (excluding the laws of Hongkong, Macau and Taiwan for the purpose of this contract). Any dispute under this contract shall be brought to the court with jurisdiction where the Lender is located unless otherwise agreed in this contract. During the dispute, all parties should continue to perform the provisions that are not involved in the dispute.

Article 15 Entry into Force and Composition of Contract

15.1 This contract shall come into force after the legal representative (person in charge) or authorized representative of the Borrower signs (or seals) with the official seal, and the persons in charge or authorized representative of the Lender signs (or seals) with the special contract seal.

15.2 The Application for Use of Line of Credit signed when using the line of credit under this contract and other relevant documents and materials are integral parts of this contract.

15.3 The Application for Use of Line of Credit is a supplement to this contract. Unless otherwise agreed in the Application for Use of Line of Credit, the rights and obligations and related matters between the Borrower and the Lender shall still be implemented according to the agreement of this contract.

Article 16 Specific Content of the Line of Credit

16.1 Currency of the line of credit: __________________; Amount in words: ____________________; It can be used in ☐RMB ☐_______ (foreign currency); The line of credit belongs to ☐revolving line of credit ☐lump-sum line of credit (can be used several times) ☐lump-sum line of credit (only used once).

16.2 Purpose of the line of credit: ____________________________.

16.3 The term of credit is from ____________ (MM/DD/YYYY) to ____________ (MM/DD/YYYY).

Article 17 Agreement on Interest Rate

If the loan currency is foreign currency, the relevant agreements on the determination of interest rate, adjustment of interest rate and penalty interest rate for overdue and misappropriated loans are as follows:

______________________________________________________________________

Article 18 Account Agreement

18.1 The Borrower designates the following account as the loan account, and this account ☐is ☐is not a special loan issuing account opened by the Borrower at the Lender. If both parties agree otherwise in the corresponding Application for Use of Line of Credit, the agreement in the Application for Use of Line of Credit shall prevail.

Account Name:____________________________________________________

Account Number:__________________________________________________

Bank of Deposit:___________________________________________________

18.2 Designation of the Borrower:_____________________________________

(1) The repayment account is

Account Name:____________________________________________________

Account Number:__________________________________________________

Bank of Deposit:___________________________________________________

(2) The capital withdrawal account is:__________________________________

Account Name:____________________________________________________

Account Number:__________________________________________________

Bank of Deposit:___________________________________________________

Article 19 Specific Agreement on Loan Issuance, Payment and Repayment

19.1 The term of each loan drawn under this contract shall not be longer than ______ ☐months ☐days, and the maturity date of all loans shall not be later than ____________ (MM/DD/YYYY).

19.2 The independent payment line of credit under this contract is RMB _______ ×10000 Yuan.

19.3 If one of the following conditions is met, the method of the Lender’s entrusted payment shall be adopted:

________________________________________________________________________________________
                       ______________________________________________________________________________

19.4 If the Borrower’s independent payment is adopted, the Borrower shall report the payment of loan funds to the Lender within ___ days after the loan is issued.

Article 20 Financial Restrictions, External Agency Rating and Production and Operation Qualification/License

20.1 The Borrower’s foreign investment line of credit is RMB ______×10000 Yuan; The increase of debt financing line of credit is RMB ______×10000 Yuan.

20.2 Contract agreement on financial indicators of the Borrower:

(1)_____________________________________________________________

(2) _____________________________________________________________

(3) _____________________________________________________________

20.3 Specific agreement on external agency rating:

(1)______________________________________________________________

(2) _____________________________________________________________

20.4 Specific agreement on the Borrower’s production and operation qualification/license:

(1) _____________________________________________________________

(2) _____________________________________________________________

▲▲Article 21 Specific Agreement on Risk Repricing

21.1 This contract adopts the following ____ risk repricing method: (1) negotiated repricing; (2) raising the loan interest rate directly.

21.2 If the method of “raising the loan interest rate directly” is adopted:

21.2.1 If the loan currency is RMB, the value of the interest rate plus (minus) points after the increase is: ☐no plus or minus point ☐plus ____ percentage points ☐minus ____ percentage points. Unless otherwise agreed in a loan, the value of the interest rate plus (minus) points after the increase of the loan shall be subject to the records in the applicable application for use of line of credit.

21.2.2 If the loan currency is foreign currency, the loan interest rate after the increase is: __________.

Article 22 Contact Information

The contact information of the Borrower to receive the notice agreed in Article 12 includes:

Postal Address:____________________________________________________

Attn:____________________________________________________________

Postal Code:______________________________________________________

Tel.:_____________________________________________________________

Mobile Phone:_____________________________________________________

Fax:_____________________________________________________________

Email:___________________________________________________________

Article 23 Copies of Contract

There are ____ originals of this contract, with ____ copies held by both parties and the guarantor (if any).

Article 24 Other Agreements

24.1 Both parties agree that this contract ☐is ☐is not applicable to Article 13.3.

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

_________________________________________________________________

Borrower:______________________________________________________________

Legal Representative (Person in Charge): _____________________________________

Legal Address:__________________________________________________________

Lender: Bank of Communications Co., Ltd. __________ (Sub) Branch

Person in Charge:________________________________________________________

Postal Address:__________________________________________________________

The Borrower has read through all the terms of the contract, and the Lender has made detailed explanations at the request of the Borrower. When signing the contract, the
Borrower has no doubt or objection to all the contents, and understands the meaning and legal consequences of the terms of the contract, especially those marked with ▲▲.

(This page is for signatures of the Working Capital Loan Contract and is intentionally left blank)

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